Exhibit 10.6

Acknowledgement and Waiver Pursuant to Lock-Up Agreement

September 5, 2024

This Acknowledgement and Waiver Pursuant to Lock-Up Agreement (this “Waiver”) is dated as of the date first set forth above (the “Waiver Date”), by and between Pono Capital Two, Inc., a company incorporated in Delaware (the “Company”) and Yoshiyuki Aikawa (the “Holder”). The Company and the Holder are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

WHEREAS, the Parties are all of the parties to that certain Lock-Up Agreement dated as of January 31, 2023 (the “Agreement”) pursuant to which the Restricted Securities became subject to limitations on disposition as set forth in the Agreement; and

WHEREAS, the Company and ZUU Target Fund (the “2024 NRA Investor”) entered into that certain non-redemption agreement on January 11, 2024 (the “2024 Non-Redemption Agreement”), pursuant to which the Holder agreed to transfer to the 2024 NRA Investor equal one

(1) incentive share for each public share purchased in the open market pursuant to the 2024 Non- Redemption Agreement that is continuously owned by the 2024 NRA Investor until the closing date of the Company’s business combination (the “Incentive Shares”); and

WHEREAS, the Parties now desire to enter into this Waiver to consent to certain items in the Agreement;

NOW THEREFORE, in consideration of the mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

2.	Waivers.

(a)	The Parties acknowledge and agree that the Incentive Shares shall not constitute Restricted Securities, and shall not be subject to the transfer restrictions set forth in Section 1 of the Agreement, such that the Holder may transfer the right to receive, and the Company can issue, the Incentive Shares to the 2024 NRA Investor upon the closing of the Company’s business combination.

3.	Governing Law. This Waiver shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof.

4.	Counterparts. This Waiver may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Waiver by electronic means, including DocuSign, Adobe Sign or other similar e-signature services, e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this Waiver.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has caused this Waiver to be duly executed on its behalf as of the Waiver Date.

PONO CAPITAL TWO, INC.

By:	/s/ Darryl Nakamoto
Name:	Darryl Nakamoto
Title:	Chief Executive Officer

/s/ Yoshiyuki Aikawa
YOSHIYUKI AIKAWA